UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

In a press release dated April 15, 2008, Airspan Networks Inc. (the “Company”) announced an update of the Company’s previously disclosed revenue guidance for the first quarter of 2008 and cash used in the quarter. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01. Other Events.

In a separate press release dated April 15, 2008, the Company also announced that its customer Deutsche Breitband Dienste GmbH ("DBD") of Germany has purchased the Company’s class leading VoiceMAX voice over IP solution. Airspan and DBD have also reached agreement on all outstanding contractual issues, which had been previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 15, 2008 related to 2008 earnings.

99.2	Press Release dated April 15, 2008 related to Deutsche Breitbad Dienste GmbH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:	/s/ David Brant

David Brant
Senior Vice President and Chief Financial Officer

Date: April 16, 2008

EXHIBIT INDEX

99.1	Press Release dated April 15, 2008 related to 2008 earnings.

99.2	Press Release dated April 15, 2008 related to Deutsche Breitbad Dienste GmbH.